Exhibit 99.1

Filed pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Filing Person: Sonic Solutions
Commission File No.: 000-23190

Subject Company: DivX, Inc.

Commission File No.: 001-33029

Sonic Reports First Quarter 2011 Financial Results

Novato, California (August 4, 2010) – Sonic Solutions® (NASDAQ:  SNIC) today reported financial results for its first quarter of fiscal year 2011 ended June 30, 2010.

“Our first quarter financial results were ahead of our expectations and we generated positive Adjusted EBITDA of almost $1.6 million,” said Dave Habiger, president and CEO of Sonic.  “Much of the growth we experienced in the first quarter was from our RoxioNow premium content initiatives as we added major retail storefront partners and leading CE manufacturers that will broaden our platform for distributing movies and television shows through Internet-enabled devices.”

First Quarter Fiscal 2011 GAAP Results
In the first quarter of fiscal 2011, Sonic recognized net revenue of $25.4 million, essentially in-line with the $25.5 million reported for the first quarter of fiscal 2010.  The company’s first quarter revenue target was approximately $25 million.

Sonic’s gross profit for the first quarter of fiscal 2011 was $17.7 million, representing a gross margin of 70%, compared to $17.6 million and a gross margin of 69% in the first quarter of fiscal 2010.

Operating expenses were $19.3 million in the first quarter of fiscal 2011, compared to $19.1 million in the first quarter of fiscal 2010. These GAAP expenses break down as follows: sales and marketing expense was $7.1 million, research and development expense was $5.9 million, general and administration expense was $4.7 million, and expenses associated with the DivX acquisition was $1.6 million.

Net loss for the first quarter of fiscal 2011 was $1.1 million, or $0.03 per share based on 30.7 million weighted average shares, compared to a net loss of $1.8 million in the first quarter of fiscal 2010, or $0.07 per share based on 26.6 million weighted average shares.

First Quarter Fiscal 2011 Non-GAAP Results
Sonic’s non-GAAP net revenue for the first quarter of fiscal 2011 was $25.7 million. The effect of $0.3 million of contra revenue associated with the vesting of a warrant issued during the third quarter of fiscal 2010 was excluded from the calculation of non-GAAP net revenue. There was no such contra revenue for the first quarter of fiscal 2010.

Sonic Solutions Reports First Quarter 2011 Financial Results

Non-GAAP gross profit for the first quarter of fiscal 2011 was $18.1 million, compared to $17.8 million reported for the first quarter of fiscal 2010.  In addition Non-GAAP gross profit does not include acquisition-related intangible asset amortization expense of $0.1 million in both the first quarter of fiscal 2010 and 2011.

Non-GAAP operating expenses were $16.9 million in the first quarter of fiscal 2011, compared to $18.0 million in the first quarter of fiscal 2010.  These expenses for fiscal 2011 exclude share-based compensation expense of $0.8 million and DivX acquisition expense of $1.6 million and for the first quarter of fiscal 2010 exclude share-based compensation expense of $0.6 million and restructuring charges of $0.5 million.

Non-GAAP net income for the first quarter of fiscal 2011 was $0.6 million, or $0.02 per fully diluted share based on 32.9 million weighted average shares.  This compares to non-GAAP net loss for the first quarter of fiscal 2010 of $0.1 million, or $(0.00) per share based on 26.6 million weighted average shares.

Supplemental First Quarter Information
Roxio Consumer Products revenue was $20.4 million in the first quarter of fiscal 2011, compared with $22.4 million earned in the first quarter of fiscal 2010. The decline was primarily due to lower OEM and direct channel revenue, partially offset by higher retail revenue. Premium Content revenue, which includes Professional Products, RoxioNow, Qflix, and consumer electronics licensing, contributed $5.0 million in revenue in the first quarter of fiscal 2011, compared with $3.1 million in the first quarter of fiscal 2010. This reflects higher licensing and RoxioNow revenue, offset by lower Professional Products revenue and $0.3 million in contra revenue associated with the vesting of a warrant issued during the third quarter of fiscal 2010.

Balance Sheet Information
Cash and cash equivalents at June 30, 2010 was $54.9 million, up $0.4 million from the end of the prior quarter. Deferred revenue grew by $1.7 million from $5.9 million at March 31, 2010 to $7.6 million at June 30, 2010.

Financial Projections
For the second quarter of fiscal 2011 ending September 30, 2010 and assuming the merger with DivX does not close before September 30, 2010, the Company anticipates revenues of at least $26 million and Adjusted EBITDA of approximately $0.5 million.

Earnings Conference Call
In conjunction with this earnings press release, the Company has posted management’s commentary to the Investor Relations section of its Web site at http://www.sonic.com. Members of Sonic’s management team will host a life conference call today at 5:15 p.m. EDT (2:15 p.m. PDT), to discuss the financial results.  To participate in the conference call, interested parties may dial-in at 877-293-5493 (domestic) or 914-495-8539 (international) and referencing the ID number: 90517660.

To listen to a live audio broadcast of the conference call via the Internet, visit the Investor Relations section of the Sonic Solutions website at http://www.sonic.com. An archived version of the webcast will also be available through this site.

A telephone replay will also be available shortly following the call on Wednesday, August 4, 2010 through midnight (PDT) on Wednesday, August 11, 2010. The replay can be accessed by dialing (800) 642-1687 (for domestic callers) or (706) 645-9291 (international callers) and entering the passcode: 90517660.

Sonic/DivX Merger Update Conference Call
Immediately following the earnings conference call, members of Sonic Solutions and DivX, Inc. (NASDAQ: DIVX) management teams will host a joint conference call and webcast to update shareholders on the proposed merger. The joint call will take place at 2:30 p.m. PDT (5:30 p.m. EDT).  To participate in the conference call, interested parties may dial-in at 877-293-5493 (domestic) or 914-495-8539 (international) and referencing the ID number: 90811287.

Sonic Solutions Reports First Quarter 2011 Financial Results

To listen to a live audio broadcast of the conference call via the Internet, visit the Investor Relations section of the Sonic Solutions website at http://www.sonic.com. An archived version of the webcast will also be available through this site.

A telephone replay will also be available shortly following the call on Wednesday, August 4, 2010 through midnight (PDT) on Wednesday, August 11, 2010. The replay can be accessed by dialing (800) 642-1687 (for domestic callers) or (706) 645-9291 (for international callers) and entering the passcode: 90811287.

Sonic Solutions Reports First Quarter 2011 Financial Results

Sonic Solutions
Condensed Consolidated Statements of Operations
(in thousands, except per share data - unaudited)

	Three Months Ended
	June 30,
	2010	2009
Net revenue	$25,400	$25,527
Cost of revenue	7,673	7,885
Gross profit	17,727	17,642

Operating expenses:
Marketing and sales	7,102	6,754
Research and development	5,933	7,114
General and administrative	4,680	4,752
Restructuring	-	520
DivX acquisition costs	1,618	-
Total operating expenses	19,333	19,140
Operating expense loss	(1,606)	(1,498)
Other income (expense), net	(238)	151
Loss before income taxes	(1,844)	(1,347)

Provision for (benefit from ) income taxes	(776)	484
Net loss	$(1,068)	$(1,831)

Net loss per share:	$(0.03)	$(0.07)

Shares used in computing basic and diluted net loss per share:	30,686	26,611

Sonic Solutions Reports First Quarter 2011 Financial Results

Sonic Solutions
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	June 30,	March 31,
	2010	2010
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$54,861	$54,536
Accounts receivable, net of allowances of $1,742 and $2,511 at June 30, 2010 and March 31, 2010, respectively	11,900	11,270
Inventory	2,225	1,941
Prepaid expenses and other current assets	3,271	3,497
Deferred tax benefits	119	-
Total current assets	72,376	71,244
Fixed assets, net	1,590	1,670
Purchased and internally developed software costs, net	159	165
Goodwill	4,628	4,628
Acquired intangibles, net	16,671	16,174
Deferred tax benefit, net of current portion	124	66
Other assets	1,308	1,463
Total assets	$96,856	$95,410

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,177	$3,892
Accrued expenses and other current liabilities	20,238	21,916
Deferred revenue, current portion	7,609	5,874
Capital leases	120	123
Total current liabilities	32,144	31,805

Other long term liabilities, net of current portion	1,887	889
Deferred revenue, net of current portion	169	76
Capital leases, net of current portion	6	37
Total liabilities	34,206	32,807

Commitments and contingencies
Shareholders' equity:
Common stock, no par value, 100,000,000 shares authorized; 30,762,590 and 30,610,102 shares issued and outstanding at June 30, 2010 and March 31, 2010, respectively	201,439	200,375
Accumulated deficit	(137,357)	(136,289)
Accumulated other comprehensive loss	(1,432)	(1,483)
Total shareholders' equity	62,650	62,603
Total liabilities and shareholders' equity	$96,856	$95,410

(1)  Derived from audited consolidated financial statements

Sonic Solutions Reports First Quarter 2011 Financial Results

Non-GAAP Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), we report the following non-GAAP financial measures in presenting results and giving guidance:  non-GAAP net revenue, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share.  We also provide information and guidance regarding our earnings before interest, taxes, depreciation and amortization, excluding restructuring expense, acquisition related expense, share-based compensation and contra revenue (“Adjusted EBITDA”).  Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, but should be considered in addition to and in conjunction with results presented in accordance with GAAP.  The non-GAAP financial measures are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the most directly comparable GAAP financial measures, offer a more complete understanding of factors and trends affecting our business.  Our non-GAAP presentations should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision-making and (2) they are used by some of our investors and the analyst community to help them analyze our operating results and budget planning decisions.  We use these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with our business plan and individual operating budgets and to allocate resources.  As illustrated by the above table, the effect of calculating these financial measures on a non-GAAP basis is to increase profits, decrease losses and/or change losses to profits.  Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures and guidance are (a) the non-GAAP measures provide a view of our results that does not take into account certain GAAP expenses that would otherwise reduce our profits or increase our losses for the period in question, and (b) it may be difficult or impossible to meaningfully compare our non-GAAP results with those of other companies that do not present non-GAAP results utilizing similar assumptions.  We compensate for these limitations by providing full disclosure of the effects of our non-GAAP measures and guidance.  Additionally, we present reconciliations between non-GAAP measures and their most directly comparable GAAP measures for non-GAAP historical information and, to the extent available without unreasonable efforts, for non-GAAP forward-looking information, so that investors can use the information to perform their own analysis.

•
Contra Revenue.  We have excluded the effect of expenses and contra revenue associated with our issuance and subsequent vesting of a warrant from our calculation of the following:  non-GAAP net revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  Because of varying available valuation methodologies, subjective assumptions and the fact that the financial impacts of this warrant issuance do not result in ongoing cash expenditures or otherwise have a material impact on our ongoing business operations, we believe that providing non-GAAP financial measures that exclude contra revenue allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.  Contra revenue associated with the grant of this warrant and subsequent vesting will recur during the term of the contract pursuant to which the warrant was issued.

•
Acquisition-Related Intangible Amortization.  Under purchase accounting rules, some portion of an acquisition purchase price is generally allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time.  Our GAAP presentations include amortization on certain acquired intangibles from prior consummated transactions.  We have excluded the effect of amortization of acquired intangibles from our calculation of the following:  non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions.  Further, the amortization expense on acquired intangibles does not result in ongoing cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations.  Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues.  This amortization expense will recur in future periods for GAAP purposes.

Sonic Solutions Reports First Quarter 2011 Financial Results

•
Acquisition Related Expense Adjustment.  We have excluded the effect of acquisition expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  These expenses are primarily attributable to acquisition expenses associated to the proposed DivX acquisition commenced during the fourth quarter of fiscal 2010 and consist of the following: (i) transition and integration costs; (ii) professional service fees.  We do not consider these acquisition-related costs to be related to our ongoing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.  By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company's ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company.  We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

•
Restructuring Expense Adjustment.  We have excluded the effect of restructuring expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  These expenses are primarily associated with the restructuring actions commenced in fourth quarter of fiscal 2009.  As these expenses are directly related to such restructurings, we believe that providing non-GAAP financial measures that exclude these expenses allows investors and analysts to make meaningful comparisons of our ongoing core business operating results over different periods of time.

•
Share-Based Compensation Expense Adjustment.  We have excluded the effect of share-based compensation expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use, as well as the impact of non-operational factors such as our share price and events such as tender offers on the magnitude of this expense, we believe that providing non-GAAP financial measures that exclude share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.  Share-based compensation expense will recur in future periods for GAAP purposes.

•
Adjusted EBITDA.  We provide information and guidance regarding our Adjusted EBITDA.  We believe this performance measure is useful to investors because (a) it corresponds closely to the cash operating income (loss) generated from our core operations by excluding significant non-cash operating expenses that do not arise out of our core ongoing operating activities, and (b) it provides greater insight into management decision-making, as Adjusted EBITDA is one of our primary internal metrics for evaluating the performance of our business.

Sonic Solutions Reports First Quarter 2011 Financial Results

Reconciliation of GAAP to Non-GAAP Measures
As noted above and as reflected in the following reconciliation tables contained in this release, we have provided reconciliations between the historical non-GAAP measures that we have disclosed and the most directly comparable GAAP measures.

•
Non-GAAP Net Revenue, Cost of Revenue, Gross Profit & Gross Margin. The following table provides reconciliations relating to net revenue, cost of revenue, gross profit and gross margin (in thousands, except for margin percentages, unaudited):

	Three Months Ended June 30,
	2010	2009
GAAP net revenue	$25,400	$25,527
Contra revenue associated with vesting of the warrant	285	-
Non-GAAP net revenue	$25,685	$25,527

GAAP cost of revenue	$7,673	$7,885
Acquisition-related intangible amortization expense	(107)	(113)
Non-GAAP cost of revenue	$7,566	$7,772

GAAP gross profit	$17,727	$17,642
GAAP gross margin (1)	70%	69%

Non-GAAP gross profit	$18,119	$17,755
Non-GAAP gross margin (2)	71%	70%

(1) The GAAP gross margin percentage is calculated by dividing GAAP gross profit by GAAP net revenue.
(2) The Non-GAAP gross margin percentage is calculated by dividing Non-GAAP gross profit by Non-GAAP net revenue.

Sonic Solutions Reports First Quarter 2011 Financial Results

•	Operating Expenses. The following table provides reconciliations relating to operating expenses (in thousands, unaudited):

	Three Months Ended June 30,
	2010	2009

GAAP total operating expenses	$19,333	$19,140
Share-based compensation expense (1)	(819)	(580)
Restructuring expense (2)	-	(520)
DivX acquisition expense (3)	(1,618)	-
Non-GAAP total operating expenses	$16,896	$18,040

(1) Share-based compensation expense is included in operating expenses on a GAAP basis.
(2) Restructuring expense is included as a separate line item in operating expenses on a GAAP basis.
(3) DivX acquisition expense is included as a separate line item in operating expenses on a GAAP basis.

Sonic Solutions Reports First Quarter 2011 Financial Results

•
Non-GAAP Operating Income (Loss), Operating Margin, Net Income (Loss) & Adjusted EBITDA. The following table provides reconciliations relating to operating income (loss), operating margin, net income (loss) and Adjusted EBITDA (in thousands, except for margin percentages, unaudited):

	Three Months Ended June 30.
	2010	2009
GAAP operating loss (1)	$(1,606)	$(1,498)
Non-GAAP operating income (loss) (2)	1,223	(285)

GAAP operating margin (3)	(6%)	(6%)
Non-GAAP operating margin (4)	5%	(1%)

GAAP net loss	$(1,068)	$(1,831)
Contra revenue associated with vesting of the warrant	285	-
Acquisition-related intangible amortization expense	107	113
Share-based compensation expense	819	580
Restructuring expenses	-	520
DivX acquisition costs	1,618	-
Provision for (benefit from) income taxes	(776)	484
Tax adjustment by applying an effective tax rate (5)	(394)	53
Non-GAAP net income (loss)	$591	$(81)
Depreciation	355	546
Other (income) expense	238	(151)
Tax adjustment by applying an effective tax rate (5)	394	(53)
Adjusted EBITDA	$1,578	$261

(1) The GAAP operating loss is calculated by subtracting GAAP operating expenses from GAAP gross profit.
(2) The Non-GAAP operating income (loss) is calculated by subtracting Non-GAAP operating expenses from Non-GAAP gross profit.
(3) The GAAP operating margin percentage is calculated by dividing GAAP operating income (loss) by GAAP net revenue.
(4) The Non-GAAP operating margin percentage is calculated by dividing Non-GAAP operating income (loss) by Non-GAAP net revenue.
(5) Fiscal 2011 and 2010 are tax adjusted by applying a effective tax rate of 40%.

Sonic Solutions Reports First Quarter 2011 Financial Results

•	GAAP and Non-GAAP Net Income (Loss) Per Share. The following table provides net income (loss) per share (in thousands except per share data, unaudited):

	Three Months Ended June 30,
	2010	2009

GAAP net loss per share
Basic	$(0.03)	$(0.07)
Diluted	$(0.03)	$(0.07)

Shares used in computing GAAP net loss per share
Basic	30,686	26,611
Diluted	30,686	26,611

	Three Months Ended June 30,
	2010	2009

Non-GAAP net loss per share
Basic	$0.02	$(0.00)
Diluted	$0.02	$(0.00)

Shares used in computing Non-GAAP net loss per share
Basic	30,686	26,611
Diluted	32,876	26,611

About Sonic Solutions
Sonic Solutions® (NASDAQ: SNIC) is powering the digital media ecosystem through its complete range of Hollywood to Home™ applications, services, and technologies.  Sonic’s Roxio products enable consumers to easily manage and enjoy personal media and premium Hollywood entertainment on a broad range of connected devices.  A wide array of leading technology firms, professionals, businesses, and developers rely on Sonic to bring innovative digital media functionality to next-generation devices and platforms.  Sonic Solutions is headquartered in Marin County, California.

As announced on June 2, 2010, Sonic has entered into a definitive merger agreement for Sonic Solutions to acquire DivX, Inc., a leading digital media company, based in San Diego, California (the “DivX Acquisition”).  Under the terms of the agreement, approved by the boards of directors of both companies, Sonic would acquire all the outstanding shares of DivX and merge DivX operations into those of Sonic. DivX stockholders would receive a combination of cash and stock equal to $3.75 in cash and 0.514 shares of Sonic common stock for each share of DivX they hold. The acquisition, which is expected to close in September 2010, is subject to approval of the shareholders of both companies as well as applicable regulatory approvals and customary closing conditions.

Sonic Solutions Reports First Quarter 2011 Financial Results

Forward-Looking Statements
This press release for the first quarter of fiscal year 2011 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations.  All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, projected savings, prospects, plans, opportunities, and objectives constitute “forward-looking statements.”  The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•
the continuing negative impact of current macroeconomic conditions on consumers and associated impact on their ability and inclination to spend on leisure and entertainment related activities and related software and electronics;

•	our ability to adapt to rapid changes in technology and consumer preferences, and to successfully and cost-effectively develop and introduce new and enhanced products and services;
•
competitive pressures on our products and services, both from large established competitors with greater technological and financial resources than we possess, and from smaller companies that are able to compete effectively through low-cost Internet sales of their software products and services;

•	changes in operating results, requirements or business models of our OEM or other major customers;
•
our ability to successfully introduce and profitably run our RoxioNow initiative, a business with which we have had limited experience, which is dependent on third parties for premium content selection and delivery services, and which may give rise to legal exposure and other business risks;

•	expenses and issues associated with qualifying and supporting our products on multiple computer platforms and in developing products and services designed to comply with industry standards;
•	issues impacting third parties who supply us with services and operate our web store, as well as retailers, resellers and distributors of our products;
•	risks associated with international operations, including risks related to currency fluctuations, as well as our extensive software development work in China;
•	changes in our product and service offerings that could cause us to defer the recognition of revenue, thereby harming our operating results;
•	our ability to maintain sufficient liquidity and continue to fund our capital needs;
•	the loss of key management personnel;
•
risks related to the proposed merger with DivX, including (i) the parties may not obtain the requisite shareholder or regulatory approvals for the transaction; (ii) the anticipated benefits of the transaction may not be realized; (iii) the parties may not be able to retain key personnel; (iv) the conditions to the closing of the transaction may not be satisfied or waived; and (v) the impact of general economic conditions on the businesses and results of operations of the two companies;

•	risks related to acquisition and integration of acquired business assets, personnel and systems generally;
•	costs associated with litigation, patent prosecution, intellectual property and other claims;
•	changes in effective tax rates; and
•	earthquakes, natural disasters and other unexpected events.

This press release should be read in conjunction with our most recent annual report on Form 10-K filed on June 7, 2010, and our quarterly report on Form 10-Q expected to be filed on August 6, 2010, and our other reports currently on file with the Securities and Exchange Commission (“SEC”), which contain more detailed discussion of risks and uncertainties that may affect future results.  We do not undertake to update any forward-looking statements unless otherwise required by law.

Additional Information
This press release is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Sonic Solutions, and it is not a substitute for any proxy statement or other filings that may be made with the SEC with respect to the DivX Acquisition.  When such documents are filed with the SEC, investors will be urged to thoroughly review and consider them because they will contain important information. Any such documents, once filed, will be available free of charge at the SEC's website (www.sec.gov) and from Sonic Solutions through its corporate website (www.sonic.com).

Sonic Solutions Reports First Quarter 2011 Financial Results

Sonic Solutions and its directors, executive officers and other members of management may be deemed to be soliciting proxies from shareholders in favor of the DivX Acquisition.  Investors and shareholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of these shareholders in connection with the DivX Acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the directors and executive officers of Sonic Solutions may be found in its preliminary proxy statement filed with the SEC on July 13, 2010 and in its Annual Report on Form 10-K for the year ended March 31, 2010, which was on June 7, 2010. These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to Sonic Solutions.

For more information, contact:	For more information, contact:

Sonic Solutions Investor Relations	Sonic Solutions Corporate Communications

Nils Erdmann	Chris Taylor
Phone: 415.893.8000 Fax: 415.893.8008	Phone: 415.893.8000 Fax: 415.893.8008